Exhibit 10.12

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is effective as of November __, 2011 by and between Presidential Realty Corporation, a Delaware corporation (the “Company”), and [                ], a natural person (the “Indemnitee”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the ability to attract and retain qualified persons as directors, officers and/or in other capacities is essential and in the best interests of the Company's stockholders and that the Company should act to assure such persons that there shall be adequate certainty of protection through insurance and indemnification against claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons as they have become more reluctant to serve corporations such as the Company as directors, officers and/or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, the Company;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Company has adopted provisions in its Governing Documents (as herein defined) providing for indemnification and advancement of expenses to its directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware (the "DGCL"), and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses;

WHEREAS, Indemnitee does not regard the protection available under the Governing Documents and the Company’s insurance coverage as adequate in the present circumstances, and may not be willing to serve as a director or officer without adequate protection;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by the DGCL and other applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve and continue to serve as directors or officers of the Company and in any other capacity as the Company may request, and to otherwise provide specific contractual assurances that certain costs, judgments, penalties, fines, liabilities, and expenses incurred by them in their defense of litigation and claims made against them in connection with the good faith performance of their duties to the Company are to be borne by the Company and that they shall receive the maximum protection against such risks and liabilities as may be afforded by applicable law, the Board has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders;

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided by the Governing Documents and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

NOW, THEREFORE, in consideration of Indemnitee's service or continued service to the Company in an Official Capacity (as herein defined) and the promises and agreements made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1.           Certain Definitions. For purposes of this Agreement, the following definitions shall apply to the referenced words or terms:

(a)           "Arbitration" in the context of a Proceeding (as defined herein) shall mean any alternative dispute resolution procedure or process.

(b)           "D&O Insurance" means directors’ and officers’ liability insurance.

(c)           “Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

(d)           "Expenses" shall include, without limitation, all direct and indirect costs including attorneys' fees and expenses, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, fees and expenses of accountants, fees and expenses of public relations consultants and other advisors, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appeal bonds, or their equivalents), and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding arising out of, or in any way related to, Indemnitee's Official Capacity, (iii) any voluntary or required interviews or depositions related to a Proceeding, (iv) responding to, or objecting to, a request to provide discovery in any Proceeding, and (v) any Permitted Action (as defined herein) brought against the Company by Indemnitee directly, or by means of impleader, cross-complaint, counterclaim or other proceeding.

(e)           "Governing Documents" shall mean the Certificate of Incorporation and Bylaws of the Company, as amended from time to time.

(f)           "Indemnitee's Affiliates" shall mean Indemnitee's spouse, members of Indemnitee's immediate family, and Indemnitee's representative(s), guardian(s), conservator(s) estate, executor(s), administrator(s), and trustee(s), as the case may be, as understood in, or relevant to, the context of a particular provision of this Agreement.

(g)           "Liabilities" shall include judgments, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), fines, damages, whether compensatory, punitive or exemplary, ERISA or IRS or other excise taxes or penalties, any federal, state or local taxes imposed on an Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and all other liabilities of any kind or nature incurred by Indemnitee as a result of, or in connection with, a Proceeding.

(h)           "Official Capacity" means Indemnitee's service as an officer and/or director (including serving as a member of any committee of the board of directors) of the Company and/or, at the request of the Company, any Other Enterprise, and in such capacity shall include service as a trustee, fiduciary, agent or similar status (including, without limitation, a manager of a limited liability company) with respect to the Company and any Other Enterprise. For the purposes of this Agreement, Indemnitee's service in Indemnitee's Official Capacity to any Other Enterprise shall be presumed to be service “at the request of the Company," unless it is conclusively determined to the contrary by a court of competent jurisdiction. With respect to such presumption, it shall not be necessary for Indemnitee to show any actual or prior request by the Company or its Board for such service to such Other Enterprise.

(i)           "Other Enterprise" shall include without limitation any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other entity or association of any kind or nature which is controlled by, or affiliated with, the Company, or of which the Company is a creditor, or sole or partial owner.

(j)           "Permitted Action" includes (i) any Proceeding against the Company brought by Indemnitee, alone or with others, in connection with, or related to, the defense by Indemnitee of any Proceeding brought against Indemnitee by a third party, the Company, or any Other Enterprise (or brought on behalf of the Company, including by means of a derivative action), whether by a separately initiated Proceeding, or impleader, cross-claim, counterclaim, or otherwise; (ii) a Proceeding brought by Indemnitee or Indemnitee's Affiliates to establish or enforce a right of indemnity under this Agreement, an applicable D&O Insurance policy, the Governing Documents, or any other agreement or law pertaining to indemnification of Indemnitee, or to recover Expenses or a Liability of Indemnitee resulting from a Proceeding against Indemnitee; (iii) a Proceeding against the Company or any Other Enterprise brought by Indemnitee which is approved in advance by a majority of the Company's independent directors, excluding Indemnitee; and (iv) a Proceeding brought by Indemnitee which is required under any applicable law; and with respect to (i) through (iv) above, any of the identified actions shall be considered a Permitted Action regardless of whether Indemnitee is ultimately determined to be entitled to the relief sought.

(k)           "Proceeding" shall include any threatened, pending, actual or completed inquiry, interview, investigation, action, suit, arbitration, alternative dispute mechanism, or other proceeding, whether of a civil, administrative, criminal, investigative, legislative or any other nature, including an appellate action of any kind, brought by (i) the Company (or brought on behalf of the Company, including a derivative action) against or involving Indemnitee or Indemnitee's Affiliates by reason of, or in any way related to, Indemnitee's Official Capacity; (ii) Indemnitee, against or involving the Company or any Other Enterprise by reason of, or in any way related to, Indemnitee's Official Capacity or rights Indemnitee has against the Company or any Other Enterprise under this Agreement, the Governing Documents, or any other agreement or applicable law (but only with respect to a Permitted Action); (iii) any third party against or involving Indemnitee or Indemnitee's Affiliates by reason of, or in any way related to, Indemnitee's Official Capacity, directly or by impleader, cross-claim, counterclaim, or other means; or (iv) Indemnitee against any third party, other than the Company, by reason of, or in any way related to, Indemnitee's Official Capacity, directly or by impleader, cross claim, counterclaim or other means.

(l)           References to the Company and its subsidiaries shall include any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise that before or after the date hereof is party to a merger or consolidation with the Company or any such subsidiary or that is a successor to the Company as contemplated by Section 17(j) whether or not such successor has executed and delivered the written agreement contemplated by Section 17(j).

2.           Indemnification.

(a)           Subject to the limitations set forth in Sections 6, 7, 11 and 14 of this Agreement, the Company shall hold harmless and indemnify Indemnitee, to the fullest extent permitted by the DGCL, the Governing Documents and this Agreement, as the DGCL and the Governing Documents may be hereafter amended, modified or interpreted subsequent to the execution of this Agreement (but only to the extent that such amendment, modification or interpretation permits the Company to provide broader indemnification rights than the DGCL and the Governing Documents permitted prior to adoption of such amendment or modification or the issuance of such interpretation), if Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding, by reason of, or in any way related to the fact that Indemnitee is or was serving in an Official Capacity, or by reason of, or in any way related to, any action or inaction on the part of Indemnitee while serving in an Official Capacity, against any and all Liabilities and Expenses actually and reasonably incurred by or on behalf of Indemnitee by reason of, or in any way related to, such Proceeding, or any claim, issue or matter therein, in each case whether or not Indemnitee is acting or serving in any Official Capacity at the time any Liability or Expense is incurred for which indemnification can be provided under this Agreement.

(b)           If a Proceeding against Indemnitee includes a claim against (i) one or more of Indemnitee's Affiliates, or (ii) a property interest of one or more of Indemnitee's Affiliates, and such Proceeding against Indemnitee is by reason of, or in any way related to, Indemnitee's Official Capacity with the Company or any Other Enterprise, this Agreement shall also include indemnification of Indemnitee's Affiliates with respect to their Expenses and Liabilities, assuming that Indemnitee would have been entitled to indemnification under Section 2(a) if the Proceeding had been brought directly against Indemnitee. The Expenses of such Indemnitee Affiliate shall be advanced pursuant to Section 6 to the extent Indemnitee would have been entitled to advancement of Expenses had the Proceeding been brought directly against Indemnitee.

(c)           Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Official Capacity, or in any claim, issue, or matter therein, including without limitation, the dismissal of any action without prejudice, Indemnitee shall be indemnified to the maximum extent permitted by applicable law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

(d)           If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or Liabilities actually or reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses or Liabilities to which Indemnitee is entitled.

3.           Contribution.

(a)           Whether or not the indemnification provided in Section 2 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)           Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses or Liabilities actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses or Liabilities, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)           The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company other than Indemnitee, who may be jointly liable with Indemnitee.

(d)           To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4.           Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Official Capacity, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or on his or her behalf in connection therewith.

5.           No Obligation or Right of Indemnitee or Company to Continuation of Indemnitee's Official Capacity.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement, and assumed the obligations imposed on the Company in this Agreement, in order to induce Indemnitee to serve or continue to serve the Company in Indemnitee's Official Capacity, and acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve in such Official Capacity. The rights to indemnification and advancement of Expenses created by or provided pursuant to this Agreement are bargained-for conditions of Indemnitee's acceptance and/or maintenance of Indemnitee's Official Capacity with the Company. Such rights shall continue after Indemnitee has ceased to serve the Company or any Other Enterprise in Indemnitee's Official Capacity, and shall inure to the benefit of Indemnitee and Indemnitee's Affiliates.

(b)           Indemnitee agrees that neither the terms of this Agreement, nor the rights and benefits conferred on the Company, any Other Enterprise or Indemnitee under this Agreement, prohibits, limits or in any way restricts the Board from (i) seeking Indemnitee's resignation from his Official Capacity with the Company or any Other Enterprise, (ii) removing, or seeking the removal of Indemnitee from his Official Capacity with the Company or any Other Enterprise, or (iii) declining to re-nominate or re-engage Indemnitee for his Official Capacity with the Company or any Other Enterprise, nor shall this Agreement be construed or interpreted as creating a contract of employment or other engagement with Indemnitee.

(c)           The Company agrees that neither the terms of this Agreement, nor the rights and benefits provided to Indemnitee under this Agreement, prohibit, limit, or restrict in any way, Indemnitee's right to resign or otherwise terminate Indemnitee's Official Capacity with the Company or any Other Enterprise with immediate effect at any time subsequent to the execution of this Agreement, and neither such resignation or termination nor the length of such service shall affect the Indemnitee’s rights under this Agreement.

6.           Advancement of Expenses.

(a)           Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Official Capacity within fifteen (15) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. To receive an advancement of Expenses under this Agreement, Indemnitee shall submit a written request to the Secretary of the Company. Such request shall reasonably evidence the Expenses incurred by or on behalf of Indemnitee.

(b)           All requests for advancement of Expenses shall include or be accompanied by an undertaking, by or on behalf of Indemnitee, to repay such amounts advanced by the Company only if, and to the extent that, it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified for such amounts. Indemnitee's undertaking to repay the Company any amounts advanced for Expenses shall not be required to be secured and shall not bear interest. Advancements shall be made without regard to Indemnitee’s ability to repay the Expenses. Except as set forth in the first sentence of this Section 6(b), the Company shall not impose on Indemnitee additional conditions to advancement of Expenses or require from Indemnitee additional undertakings regarding repayment.

(c)           Advancements shall include any and all reasonable Expenses incurred pursuing an action to enforce Indemnitee’s right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advancements claimed.

7.           Notification to Company by Indemnitee of a Proceeding or Permitted Action; Defense of Proceeding by Company.

(a)           Indemnitee agrees to promptly notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder; but the omission to so notify the Company shall not relieve the Company from any liability which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company. Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 17(h) below.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee’s power.

(b)           With respect to a Proceeding of which the Company has notice pursuant to Section 7(a) or otherwise:

(i)           Except as otherwise provided below, the Company shall, alone or jointly with any other indemnifying party, assume the defense of such Proceeding, with counsel reasonably satisfactory to Indemnitee, upon the delivery to Indemnitee of a written notice of its election to do so. From and after the Company's assumption of the defense of the Proceeding, subject to Section 7(b)(ii), the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding.

(ii)            Indemnitee shall have the right, in addition to the rights set forth in Section 7(b)(i) related to approval of counsel, to employ Indemnitee's own counsel in the defense of the Proceeding, but the fees and expenses of such counsel incurred after the Company has assumed the defense of such Proceeding, shall be at the expense of Indemnitee unless (I) the employment of counsel by Indemnitee has been authorized by a majority of the independent directors of the Company, excluding Indemnitee, (II) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding, and such conclusion is supported by an opinion of counsel, or (III) the Company shall not in fact have timely employed counsel to assume the defense of the Proceeding, in each of which cases the Expenses of Indemnitee shall be advanced by the Company pursuant to Section 6 and indemnified pursuant to Section 2.

(c)           The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or Permitted Action affected without the Company's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(d)           The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all Liabilities with respect to any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters.

8.           Additional Indemnification Rights.

(a)           Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by applicable law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Governing Documents or by statute.

(b)           To the extent that a change in the DGCL or other applicable law (whether by statute or judicial decision), permits greater indemnification than would be afforded currently under the Governing Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefit so afforded by such change.

(c)           In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

9.           Noninterference. The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement of Expenses or other obligations under this Agreement.

10.           Nonexclusivity.

(a)           The rights to indemnification and advancement of Expenses provided to Indemnitee by this Agreement shall not be deemed exclusive of any other rights of indemnification or advancement of Expenses to which Indemnitee may be entitled under the Governing Documents, any agreement, any vote of stockholders or disinterested directors, insurance policy, the DGCL, any other applicable law, or otherwise, both as to action in Indemnitee’s Official Capacity and as to action in any other capacity while holding such office, and shall not limit in any way any right the Company may have to create additional or independent or supplementary indemnity obligations for the benefit of Indemnitee.

(b)           No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

11.           Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

12.           Maintenance of D&O Insurance.

(a)           The Company represents that it presently has in force and effect D&O Insurance coverage under the policies with the insurance carriers, and in the amounts set forth on Attachment A (the "Insurance Policies").

(b)           The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all policies of D&O Insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee.

(c)           Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance coverage at least comparable to that provided by the Insurance Policies if said D&O Insurance is not reasonably available, if, in the reasonable business judgment of a two-thirds (⅔) majority of the members of the Board, the premium costs for such D&O Insurance are substantially disproportionate to the amount of coverage provided, if the coverage provided by such D&O Insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.  All decisions as to whether and to what extent the Company maintains D&O Insurance shall be made by the Board in its sole and absolute discretion. In making any determination to eliminate or reduce coverage, the Board shall seek the advice of independent legal counsel or other advisors experienced in the review and analysis of D&O Insurance coverage. The Company will provide the Indemnitee at least 30 days prior written notice of the termination, expiration or non-continuation of any of the Insurance Policies.

(d)           Promptly after (i) learning of facts and circumstances which may give rise to a Proceeding, the Company shall notify its D&O Insurance carriers, if such notice is required by the applicable insurance policies, and any other insurance carrier providing applicable insurance coverage to the Company, of such facts and circumstances, or (ii) receiving notice of a Proceeding, whether from Indemnitee, or otherwise, the Company shall give prompt notice to its D&O Insurance carriers, and any other insurance carriers providing applicable insurance coverage to the Company, in accordance with the requirements of the respective insurance policies. The Company shall, thereafter, take all appropriate action to cause such insurance carriers to pay on behalf of Indemnitee, all Expenses incurred or to be incurred, and liability incurred, by Indemnitee with respect to such Proceeding, in accordance with the terms of the applicable insurance policies.

13.           Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 13.  If this Agreement or any portion hereof shall be invalidated on any ground by a final judgment of a court, administrative agency or arbitration panel, having competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by the Governing Documents, the DGCL and any other applicable law.

14.           Limitations on Indemnification. The Corporation shall not be required to hold Indemnitee harmless or provide indemnification pursuant to Section 2:

(a)           for Expenses or Liabilities for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)           on account of Indemnitee's conduct if it is finally adjudged by a court or administrative agency, having jurisdiction in the matter, which adjudication is not subject to a further right of appeal, or is admitted by Indemnitee, that such conduct (i) was in bad faith, (ii) was believed by Indemnitee to be opposed to the best interests of the Company, or (iii) in a criminal action or proceeding, constituted conduct that Indemnitee had reasonable cause to believe was unlawful;

(c)           if it shall be determined by a final adjudication of a court, or administrative agency, having jurisdiction in the matter, which adjudication is not subject to a further right of appeal, that such indemnification is not lawful;

(d)           on account of any suit for an accounting of profits  arising from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

(e)           in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) such Proceeding is a Permitted Action, or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

For purposes of this Agreement, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Company or an Other Enterprise, or on information supplied to such person by the officers of the Company or an Other Enterprise in the course of their duties, or on the advice of legal counsel for the Company or an Other Enterprise or on information or records given or reports made to the Company or an Other Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or an Other Enterprise. The foregoing shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

15.           Non-attribution of Actions of any Indemnitee to any Other Indemnitee. For purposes of determining whether Indemnitee is entitled to indemnification or advancement of Expenses by the Company pursuant to this Agreement or otherwise, the actions or inactions of any other indemnitee or group of indemnitees shall not be attributed to Indemnitee.

16.           Enforcement of this Agreement by Indemnitee.

(a)           Any indemnification and advances provided for in Section 2 and Section 7 shall be made no later than fifteen (15) days after receipt of the written request of Indemnitee.  If a claim for indemnification and/or advancement of expenses made under this Agreement, the Governing Documents, the DGCL, any other applicable law, or any other agreement entered into between Indemnitee and the Company subsequent to the execution of this Agreement, is not paid in full by the Company within fifteen (15) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter institute a Proceeding to enforce and/or recover damages for breach of such rights of indemnification and advancement of Expenses and such Proceeding shall be a Permitted Action for purposes of this Agreement.  It shall be a defense to any such Proceeding (other than a Proceeding brought to enforce a claim for Expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of Expenses pursuant to Section 6 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

(b)           It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for a court to decide, and neither the failure of the Company (including its Board, any committee or subgroup of the Board, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board, any committee or subgroup of the Board, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(c)           In the event that any Proceeding is instituted by Indemnitee, the Company or any other person to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) under the Governing Documents, any other agreement to which Indemnitee and the Company are party, any vote of stockholders or disinterested directors of the Company, the DGCL, any other applicable law or liability insurance policy, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding to the fullest extent permitted by applicable law in effect on the date hereof and as amended to increase the scope of permitted indemnification.

17.           Miscellaneous.

(a)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be exclusively governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware, without giving effect to principles of conflict of law (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)           Consent to Jurisdiction and Venue. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

(c)           Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior agreements and understandings, both written and oral, among the parties hereto, with respect to the subject matter hereof.

(d)           Conflict With Governing Documents. To the fullest extent permitted by applicable law, in the event of a conflict between the terms of this Agreement and the terms of the Governing Documents, the terms of this Agreement shall prevail.

(e)           Amendment. This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Official Capacity prior to such amendment, alteration or repeal.

(f)           Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power

(g)           Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h)           Notices.  Any notices, demands, requests and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the third business day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or on the fifth business day following the date of mailing if sent by airmail from a country outside of North America, to Indemnitee at the address shown on the signature page of this Agreement, to the Company at the address shown on the signature page of this Agreement, or in either case as subsequently modified by written notice.

(i)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(j)           Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns, including with respect to the Company, succession by purchase, merger, consolidation, or sale of all or substantially all of the business and/or assets of the Company. The Company shall require and cause any successor entity to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement as if no succession had taken place.

(k)           Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

(l)           Headings; References; Pronouns. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have executed this Agreement effective as of the day and year set forth on the first page of this Agreement.

Presidential Realty Corporation

Date	By:

Title:

Address:

AGREED TO AND ACCEPTED:

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ATTACHMENT A

INSURANCE POLICIES

Primary Policy:

Excess Policies:

Side A Coverage: